Company Contact: Investor Relations 408 248 6000 ext. 198 ir@petairways.com

Pet Airways, Inc. Enters Into $5.5 Million Financing Agreement with Socius Capital Group

Delray Beach, FL – June 6, 2011 - Pet Airways, Inc. (OTCQB: PAWS), the world’s only airline designed specifically for the comfortable and safe transportation of pets, today announced it has entered into a definitive agreement with Socius CG II, Ltd., under which Socius has agreed to purchase 2,253,470 shares of common stock and a warrant to purchase up to 20,476,707 shares of common stock at an initial exercise price of $1.02 (subject to anti-dilution adjustment), for a total purchase price of $500,000, and has committed to purchase up to an additional $5.0 million in non-convertible Series A Preferred Stock from Pet Airways over the next two years, subject to the company meeting certain conditions.

Subject to the terms and conditions of the definitive agreement, beginning 75 days after the closing of the initial purchase, at the company’s sole discretion, the company may submit to Socius a tranche notice to purchase a certain dollar amount of the company’s Series A Preferred Stock at $10,000 per share. The maximum amount that may be funded under any tranche cannot exceed 20% of the cumulative trading volume of the common stock for the 10 trading day-period prior to the applicable tranche notice date.

The company also agreed to issue an additional 1,126,735 shares of common stock to Socius as consideration for executing and delivering the definitive agreement.

Dan Wiesel, Chairman and CEO said “This is an important stage in the development of the company. We are pleased to have Socius as an investor, and look forward to continuing with the expansion of the business.”

The issuance of these securities is exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of and Rule 506 of Regulation D under the Securities Act. Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

The Company will file registration statements with the Securities and Exchange Commission to register for resale the shares of common stock issued at the initial closing and as consideration for executing and delivering the agreement and issuable upon exercise of the warrant.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts, including, without limitation, statements regarding future financial position, business strategy, budgets, projected sales, projected costs, and management objectives, are forward-looking statements.  Terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," “illustrates”, or "believes" or the negative thereof, any variation thereon or similar terminology are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely from the results proposed in such statements.  Important factors that could cause actual results to differ from our expectations include, but are not limited to: the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our business plan; our ability to control costs; our ability to attract and retain customers; transportation demand; general economic conditions; costs of aviation fuel; competitive pricing pressures; governmental regulation; weather conditions; and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption "Risk Factors" in the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 8, 2011 and other filings with the SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by the foregoing cautionary statements. We assume no duty to update or revise our forward-looking statements based on changes in our expectations or events after the date hereof.

About Pet Airways, Inc.
Pet Airways Inc. is the first airline specifically designed for the safe and comfortable transportation of pets. Pet Airways' Pawsengers™ travel in the specially equipped main cabin of its planes - where pets are continuously monitored by an In-Flight Pet Attendant and the climate is controlled for maximum pet comfort. With Pet Airways Inc., Pet Parents can be assured their animals will be treated with tender, loving care throughout the journey.  The airline launched flight operations in 2009 and currently serves coast-to-coast destinations across the U.S., including Los Angeles, Phoenix, Denver, Omaha, Chicago, Baltimore, New York, Atlanta and Ft. Lauderdale. It recently announced its expansion into Orlando, St. Louis, Houston, Austin and Dallas.

For more information, go to www.petairways.com